EXHIBIT 10(j)(ii)

AMENDMENT NO. 1

to

SEVERANCE AGREEMENT

dated ________________________

by and between

The Brink’s Company (the “Company”)

and _____________________

(the “Executive”)

WHEREAS, the Company and the Executive entered into a severance agreement dated as of _______________ (the “Agreement”).

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein as a result of the requirements of Section 409A of the Internal Revenue Code of 1986, and the regulations thereunder.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Section 1 of the Agreement is hereby modified by deleting Section 1(e) in its entirety and substituting the following new Section 1(e) in lieu thereof:

(e)
“Good Reason” means any of the following events that is not cured by the Company within 30 days after written notice thereof from the Executive to the Company, which written notice must be made within 90 days of the occurrence of the event:

(i)
without the Executive’s express written consent, (A) the assignment to the Executive of any duties materially inconsistent with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(i)(A) hereof, or (B) any other action or inaction by the Company or its Affiliates which results in a material diminution in such position, authority, duties or responsibilities;

(ii)	without the Executive’s express written consent, the Company’s requiring a material change to Executive’s work location as set forth in Section 3(i);

(iii)	any failure by the Company to comply with and satisfy Section 10(a); or

(iv)	any breach by the Company of any other material provision of this Agreement.

Notwithstanding the foregoing, “Good Reason” will cease to exist if the Executive has not terminated employment within two years following the initial occurrence of the event constituting Good Reason.

2.	Section 4 of the Agreement is hereby modified by:

1.
In Section 4(a)(i), replacing the words “the later of (I) 30 days after the Date of Termination and (II) 10 business days after execution (without subsequent revocation) by the Executive of the release required by Section 8(b) of this Agreement, as defined herebelow,” with “30 days after the Date of Termination or, in the case of clauses (A)(2) and (B), 10 business days after execution (without subsequent revocation) by the Executive of the release required by Section 8(b) of this Agreement, as defined herebelow, if earlier,”.

2.	Deleting Sections 4(a)(i)(A)(3) and 4(a)(i)(A)(4) in their entirety.

3.	Deleting from Section 4(a)(i)(A)(5) the words “in each case”.

4.	Renumbering Section 4(a)(i)(A)(5) to 4(a)(i)(A)(3).

5.	In the parenthetical at the end of Section 4(a)(i)(A), replacing the words “clauses (1) through (5)” with the words “clauses (1) through (3)”.

6.	Adding the following clause at the end of Section 4(a)(iii):

“and further provided, however, that except as specifically permitted by Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”),  the benefits provided to the Executive under this Section 4(a)(iii) during any calendar year shall not affect the benefits to be provided to the Executive under this Section 4(a)(iii) in any other calendar year and the right to such benefits cannot be liquidated or exchanged for any other benefit, in accordance with Treas. Reg. Section 1.409A-3(i)(1)(iv) or any successor thereto”.

7.	Adding the following clause at the end of Section 4(a)(vi):

“provided, however, that  except as specifically permitted by Section 409A, (A) the relocation benefits provided to the Executive under this Section 4(a)(vi) during any calendar year shall not affect the relocation benefits to be provided to the Executive under this Section 4(a)(vi) in any other calendar year, (B) the right to such benefits cannot be liquidated or exchanged for any other benefit and (C) any reimbursements for relocation expenses provided under this Section 4(a)(vi) shall be made to the Executive as promptly as practicable following the date that the applicable expense is incurred, but in any event not later than the last day of the calendar year following the calendar year in which the underlying expense is incurred, in each case in accordance with Treas. Reg. Section 1.409A-3(i)(1)(iv) or any successor thereto”.

8.	Adding the words “in a lump sum in cash within 30 days after the Date of Termination” after “Accrued Obligations” in Sections 4(b)(i) and 4(c) and after “Date of Termination” in Section 4(c)(x).

9.	Deleting clause (y) from Section 4(c) and relettering clause (z) to (y).

3.	Section 8(a) of the Agreement is hereby modified by:

1.	Adding the words “prior to the tenth anniversary of the end of the Employment Period” after “incur” in the last sentence thereof.

2.	Adding the following sentences after the last sentence thereof:

“Except as specifically permitted by Section 409A, the legal fees provided to the Executive under this Section 8 during any calendar year shall not affect the legal fees to be provided to the Executive under this Section 8 in any other calendar year and the right to such legal fees cannot be liquidated or exchanged for any other benefit, in accordance with Treas. Reg. Section 1.409A-3(i)(1)(iv) or any successor thereto.  Furthermore, reimbursement payments for legal fees shall be made to the Executive as promptly as practicable following the date that the applicable expense is incurred, but in any event not later than the last day of the calendar year following the calendar year in which the underlying fee is incurred, in accordance with Treas. Reg. Section 1.409A-3(i)(1)(iv) or any successor thereto.”

4.	Section 8(b) of the Agreement is hereby modified by adding the following sentence after the last sentence thereof:

1.
“Notwithstanding any provision of this Agreement to the contrary, the Executive must execute the Release, and the Release must become effective in accordance with its terms, prior to the 60th day following termination of employment in order for the Executive to receive any payments or benefits under Section 4(a)(i)(A)(2) or 4(a)(i)(B).  In addition, if the Executive does not execute the Release, or the Release does not become effective in accordance with its terms, prior to such 60th day, the Executive shall repay the Company, in cash, within five business days after written demand is made therefor by the Company, an amount equal to the value of any payments or benefits received pursuant to Section 4(a)(ii),

4(a)(iii), 4(a)(iv) or 4(a)(vi), and shall not receive any further payments or benefits under such Sections.”

5.	Section 9 of the Agreement is hereby modified by adding the following sentence after the last sentence thereof:

“The Gross-Up Payment shall be paid no later than the end of the Executive’s taxable year following the year in which the taxes related to the Gross-Up Payment are remitted to the Internal Revenue Service, in accordance with Treas. Reg. Section 1.409A-3(i)(1)(v) or any successor thereto.”

6.	The following new Section 16 is hereby added to the Agreement:

Section 16.  Section 409A of the Code.  The provisions of this Section 16 shall apply notwithstanding any provision in this Agreement to the contrary.

(a)
Intent to Comply with Section 409A of the Code.  It is intended that the provisions of this Agreement comply with Section 409A, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b)
Six-Month Delay of Certain Payments.  If, at the time of the Executive’s separation from service (within the meaning of Section 409A), (i) the Executive shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable under this Agreement or any other plan, policy, arrangement or agreement of or with the Company or any affiliate thereof (this Agreement and such other plans, policies, arrangements and agreements, the “Company Plans”) constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company (or an affiliate, as applicable) shall not pay any such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, without interest, on the first day of the seventh month following such separation from service.

(c)
Amendment of Deferred Compensation Plans.  Notwithstanding any provision of any Company Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to any Company Plan as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.

7.	Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of ____________________, 2008.

                                                            THE BRINK’S COMPANY

                                                            By: __________________________________

                                                                  _________________________________________
                                                                         [Executive]